Exhibit 10.1

SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT

THIS SIXTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Sixth Amendment”), dated as of April 29, 2021 (the “Sixth Amendment Effective Date”), is made among STEALTH BIOTHERAPEUTICS CORP, an exempted company incorporated with limited liability under the laws of the Cayman Islands with registered number 165223 (“Stealth Cayman”), STEALTH BIOTHERAPEUTICS INC., a Delaware corporation (“Stealth Delaware” and, together with Stealth Cayman, hereinafter individually and collectively referred to as “Borrower”), those certain banks and other financial institutions or entities from time to time party to the Loan and Security Agreement (collectively, referred to as “Lender”), and HERCULES CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent and collateral agent for itself and Lender (in such capacity, “Agent”).

WHEREAS, Borrower, Agent and Lender are party to that certain Loan and Security Agreement dated as of June 30, 2017, as amended by that certain First Amendment to Loan and Security Agreement dated as of March 12, 2018, that certain Second Amendment to Loan and Security Agreement dated as of July 26, 2018, that certain Third Amendment to Loan and Security Agreement dated as of October 10, 2018, that certain Fourth Amendment to Loan and Security Agreement dated as of March 29, 2019, and that certain Fifth Amendment to Loan and Security Agreement dated as of July 28, 2020, in each case by and among Borrower, Lender and Agent (and as further amended from time to time, the “Loan and Security Agreement”); and

WHEREAS, the Borrower, Agent and Lender have agreed to certain amendments to the Loan and Security Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, the parties hereto agree as follows:

SECTION 1Definitions; Interpretation.

(a)Terms Defined in Loan and Security Agreement.  All capitalized terms used in this Sixth Amendment (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Loan and Security Agreement.

(b)Interpretation.  The rules of interpretation set forth in Section 1 of the Loan and Security Agreement shall be applicable to this Sixth Amendment and are incorporated herein by this reference.

SECTION 2Amendments to the Loan and Security Agreement.

(a)Amendment.  The Loan and Security Agreement shall be amended as follows effective as of the Sixth Amendment Effective Date:

(i)New Definitions.  The following definitions are added to Section 1.1 in their proper alphabetical order:

“Sixth Amendment Effective Date” means April 29, 2021.

“Third End of Term Charge” shall have the meaning assigned to such term in Section 2.6(c).

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(ii)Amended Definitions.  The following definitions are hereby amended and restated as follows:

“End of Term Charge” shall have the meaning assigned to such term in Section 2.6(c).

“Term Loan Maturity Date” means January 1, 2022.

(iii)Section 2.2(d).  Section 2.2(d) is hereby amended and restated as follows:

“Payment.  Commencing on the Sixth Amendment Effective Date, Borrower will pay interest in arrears on each Term Loan Advance on the first Business Day of each month, beginning the month after the Advance Date. The entire Term Loan principal balance and all accrued but unpaid interest hereunder, shall be due and payable on the Term Loan Maturity Date.  Agent and Lender acknowledges receipt of principal payments from Borrower in the amount of $14,543,881.03 as of the Sixth Amendment Date, resulting in a total remaining Term Loan principal balance as of the Sixth Amendment Effective Date of $5,456,118.97.

Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Agent will initiate debit entries to the Borrower’s account as authorized on the ACH Authorization (A) on each payment date of all periodic obligations payable to Agent or Lender under each Term Advance and (B) out-of-pocket legal fees and costs incurred by Agent or Lender in connection with Section 11.11 of this Agreement.”

(iv)Section 2.6.  Section 2.6 is hereby amended and restated as follows.

“End of Term Charge.

(a)

On the earliest to occur of (i) January 1, 2021, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge in an amount equal to  One Million Three Hundred Thirty-Five Thousand Dollars (U.S.$1,335,000) (the “First End of Term Charge”). Notwithstanding the required payment date of the First End of Term Charge, such charge shall be deemed earned by Lender as follows: U.S.$750,000 earned as of the Closing Date, U.S.$250,000 earned as of March 15, 2018, U.S.$200,000 earned as of the Second Amendment Effective Date, U.S.$50,000 earned as of the Third Amendment Date, U.S.$85,000 earned as of the Fourth Amendment Effective Date.

(b)

On the earliest to occur of (i) July 1, 2021, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge in an amount equal to  Two Hundred Three Thousand One

Hundred Thirteen Dollars (U.S.$203,113) (the “Second End of Term Charge”).  Notwithstanding the required payment date of the Second End of Term Charge, such charge shall be deemed earned by Lender as of the Fifth Amendment Effective Date.

(c)

On the earliest to occur of (i) the Term Loan Maturity Date, (ii) the date that Borrower prepays the outstanding Secured Obligations (other than any inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) in full, or (iii) the date that the Secured Obligations become due and payable, Borrower shall pay Lender a charge in an amount equal to  One Hundred Twenty-Two Thousand Seven Hundred Sixty-Three Dollars (U.S.$122,763) (the “Third End of Term Charge” and, together with the First End of Term Charge and the Second End of Term Charge, collectively, the “End of Term Charge”).  Notwithstanding the required payment date of the Third End of Term Charge, such charge shall be deemed earned by Lender as of the Sixth Amendment Effective Date”

(v)Section 7.21.  Section 7.21 is hereby amended and restated as follows:

“Minimum Cash. Borrower shall maintain at all times Unrestricted Cash in an amount greater than or equal to 100% of the aggregate unpaid principal amount of the Term Loan Advances then outstanding at such time (the “Aggregate Principal Amount”) plus the amount of Borrower’s accounts payable under GAAP not paid after the 90th day following the invoice date for such accounts payable (the “A/P Amount”). Borrower shall provide Agent evidence of compliance with the financial covenants under this Section 7.21 in each Compliance Certificate to be executed by an Authorized Signatory of the Borrower and upon request in form and substance reasonably acceptable to Agent and supporting documentation reasonably requested by Agent.”

(b)References Within Loan and Security Agreement.  Each reference in the Loan and Security Agreement to “this Agreement” and the words “hereof,” “herein,” “hereunder,” or words of like import, shall mean and be a reference to the Loan and Security Agreement as amended by this Sixth Amendment.

SECTION 3Conditions of Effectiveness.  The effectiveness of this Sixth Amendment shall be subject to the satisfaction of each of the following conditions precedent:

(a)Fees and Expenses.  Borrower shall have paid (i) all attorney fees and other costs and expenses then due in accordance with Section 5(e) of this Sixth Amendment, and (ii) all other fees, costs and expenses, if any, due and payable as of the Sixth Amendment Effective Date under the Loan and Security Agreement.

(b)This Sixth Amendment.  Agent shall have received this Sixth Amendment, executed by Agent, Lender and Borrower.

(c)Representations and Warranties; No Default.  On the Sixth Amendment Effective Date, after giving effect to the waivers under and amendment of the Loan and Security Agreement contemplated hereby:

(i)The representations and warranties contained in Section 4 of this Sixth Amendment shall be true and correct on and as of the Sixth Amendment Effective Date as though made on and as of such date; and

(ii)There exist no Events of Default or events that with the passage of time would result in an Event of Default.

SECTION 4Representations and Warranties.  To induce the Agent and Lender to enter into this Sixth Amendment, Borrower hereby confirms, as of the date hereof, (a) that the representations and warranties made by it in Section 5 of the Loan and Security Agreement and in the other Loan Documents are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; (b) no event that has had or could reasonably be expected to have a Material Adverse Effect has occurred and is continuing. For the purposes of this Section 4, (i) each reference in Section 5 of the Loan and Security Agreement to “this Agreement,” and the words “hereof,” “herein,” “hereunder,” or words of like import in such Section, shall mean and be a reference to the Loan and Security Agreement as amended by this Sixth Amendment,  and (ii) any representations and warranties which relate solely to an earlier date shall not be deemed confirmed and restated as of the date hereof (provided that such representations and warranties shall be true, correct and complete as of such earlier date).

SECTION 5Miscellaneous.

(a)Loan Documents Otherwise Not Affected; Reaffirmation.  Except as expressly amended pursuant hereto or referenced herein, the Loan and Security Agreement and the other Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed in all respects.  Lender’s and Agent’s execution and delivery of, or acceptance of, this Sixth Amendment shall not be deemed to create a course of dealing or otherwise create any express or implied duty by any of them to provide any other or further amendments, consents or waivers in the future.  Borrower hereby reaffirms the grant of security under Section 3 of the Loan and Security Agreement and hereby reaffirms that such grant of security in the Collateral secures all Secured Obligations under the Loan and Security Agreement, including without limitation any Term Loans funded on or after the Sixth Amendment Effective Date, as of the date hereof.

(b)Conditions.  For purposes of determining compliance with the conditions specified in Section 3, each Lender that has signed this Sixth Amendment (which constitute all Lenders) shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

(c)Release.  In consideration of the agreements of Agent and each Lender contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower, on behalf of itself and its successors, assigns, and other legal representatives, hereby fully, absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and each Lender, and its successors and assigns, and its present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, Lender and all such other persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which Borrower, or any of its successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Sixth Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with the Loan and Security Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.  Borrower understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.  Borrower agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.  Borrower waives the provisions of California Civil Code Section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(d)No Reliance.  Borrower hereby acknowledges and confirms to Agent and Lender that Borrower is executing this Sixth Amendment on the basis of its own investigation and for its own reasons without reliance upon any agreement, representation, understanding or communication by or on behalf of any other Person.

(e)Costs and Expenses.  Borrower agrees to pay to Agent within ten (10) days of its receipt of an invoice (or on the Sixth Effective Amendment Date to the extent invoiced on or prior to the Sixth Amendment Effective Date), the out-of-pocket costs and expenses of Agent and Lender party hereto, and the fees and disbursements of counsel to Agent and Lender party hereto (including allocated costs of internal counsel), in connection with the negotiation, preparation, execution and delivery of this Sixth Amendment and any other documents to be delivered in connection herewith on the Sixth Amendment Effective Date or after such date.

(f)Binding Effect.  This Sixth Amendment binds and is for the benefit of the successors and permitted assigns of each party.

(g)Governing Law.  THIS SIXTH AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES that would result in the application of any laws other than the laws OF the State of CALIFORNIA), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, REGARDLESS OF THE LOCATION OF THE COLLATERAL.

(h)Complete Agreement; Amendments.  This Sixth Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements with respect to such subject matter.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Sixth Amendment and the Loan Documents merge into this Sixth Amendment and the Loan Documents.

(i)Severability of Provisions.  Each provision of this Sixth Amendment is severable from every other provision in determining the enforceability of any provision.

(j)Counterparts.  This Sixth Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Amendment.  Delivery of an executed counterpart of a signature page of this Sixth Amendment by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

(k)Loan Documents. This Sixth Amendment and the documents related thereto shall constitute Loan Documents.

(l)Electronic Execution of Certain Other Documents.  The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Sixth Amendment and the transactions contemplated hereby (including without limitation assignments, assumptions, amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act or any other similar state laws based on the Uniform Electronic Transactions Act.

[Balance of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Sixth Amendment, as of the date first above written.

BORROWER:

Stealth BioTherapeutics Corp, as Borrower

By:	/s/ Reenie McCarthy
Name:	Reenie McCarthy
Title:	CEO

Stealth BioTherapeutics INC., as Borrower

By:	/s/ Reenie McCarthy
Name:	Reenie McCarthy
Title:	CEO

AGENT:

HERCULES CAPITAL, INC, as Agent

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

LENDER:

HERCULES CAPITAL FUNDING TRUST 2018-1,
as Lender

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel

HERCULES CAPITAL FUNDING TRUST 2019-1,
as Lender

By:	/s/ Jennifer Choe
Name:	Jennifer Choe
Title:	Associate General Counsel